Exhibit 99.26

AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION
OF
CRITICAL CARE SYSTEMS, INC.

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the Delaware General Corporation Law (the “DGCL”), hereby certifies that:

(A)         The name of the corporation is Critical Care Systems, Inc. (the “Corporation”).

(B)          The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on [       ] [  ], 2006.

(C)          On [       ] the Corporation and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No [        ]). This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 245 and 303 of the DGCL, pursuant to the authority granted to the Corporation under Section 303 of the DGCL to put into effect and carry out the [Prepackaged Joint] Plan of Reorganization pursuant to the Bankruptcy Code (the “Plan”), as confirmed on [          ] by order (the “Order”) of the Bankruptcy Court. Provision for the making of this Amended and Restated Certificate of Incorporation is contained in the Order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the formation of the Corporation.

(D)         The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

FIRST:  The name of the Corporation is Critical Care Systems, Inc.

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  The name of the Corporation’s registered agent at such address is Corporation Services Company.

THIRD:  The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporation may be organized under the DGCL.

FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, no par value (“Common Stock”). Notwithstanding any other provision in this Article 4, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the U.S. Code, the Corporation will not issue non-voting equity securities.

FIFTH:  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

SIXTH:  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

SEVENTH: The ability of the stockholders to take action by written consent as set forth in the By-laws shall be subject to the prior authorization by an affirmative vote of the Board of Directors of the Corporation authorizing such matter or matters to be the subject of an action by written consent of the stockholders, and such authorization not being revoked prior to such action becoming effective.

EIGHTH:  (1)  The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other holders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  (2)  No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed as of the [  ] day of [              ] 2006.

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